SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2001 (December 5, 2001)

Conestoga Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	33-30715	23-256-5087

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

202 East First Street, Birdsboro, Pennsylvania		19508

(Address of principal executive officers)		(Zip Code)

Registrant's telephone number, including area code	610-582-8711

Not applicable

(Former name or former address, if changed since last report.)

Item 5.         Other Events.

                        By letter dated December 3, 2001, NTELOS, Inc. ("NTELOS") gave notice to Conestoga Enterprises, Inc. ("Conestoga") that it was terminating the Agreement and Plan of Merger, dated July 24, 2001, by and among NTELOS Inc., NTELOS Acquisition Corp and Conestoga (the "NTELOS Agreement") as a result of Conestoga's board of directors withdrawing its recommendation of the NTELOS Agreement. Conestoga and D&E Communications, Inc. (D&E) entered into a conditional Agreement and Plan of Merger, dated November 21, 2001 (the "D&E Agreement"), subject to termination of the NTELOS Agreement. The D&E Agreement became effective upon the termination of the NTELOS Agreement. The D&E Agreement was filed as an Exhibit to a Current Report on Form 8-K, filed on November 27, 2001.

                        Conestoga (NASDAQ: CENI) is a Birdsboro, Pennsylvania-based integrated communications provider with subsidiaries providing local and long distance services, wireless PCS service, cable television, paging, internet access and communications solutions. Conestoga provides services in southeastern and central Pennsylvania.

                        D&E is an integrated communications provider based in Lancaster County, Pennsylvania. Through its subsidiaries and affiliated companies, D&E offers both local and long distance service, Internet service, voice, data and video equipment, and computer networking services. Comprehensive information about D&E is available online at www.decommunications.com.

                        Pursuant to General Instruction F to Form 8-K, the press release announcing the effectiveness of the D&E Agreement is attached hereto as an exhibit to this Current Report and is incorporated herein by reference. The D&E/Conestoga Transaction Presentation materials, used in connection with a December 4, 2001 conference call concerning the D&E/Conestoga transaction, is also filed as an Exhibit hereto.

Item 7.         Financial Statements and Exhibits

                    (a)     Financial Statements of Business Acquired

                              N/A

                    (b)     Pro Forma Financial Information

                              N/A

                    (c)     Exhibits

                              99.1          Press Release dated December 4, 2001.

                              99.2          D&E/Conestoga Transaction Presentation

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conestoga ENTERPRISES, INC.

By:	/s/ Albert H. Kramer

Name:	Albert H. Kramer
Title:	President

Date: December 6, 2001

                        Pursuant to Item 7(c) of Form 8-K, Conestoga hereby files the following exhibits in accordance with Item 601 of Regulation S-K:

Number	Title
99.1	Press Release dated December 4, 2001

99.2	D&E/Conestoga Transaction Presentation

EXHIBIT INDEX

Page Number in Manually Signed Original
99.1	Press Release dated December 4, 2001	_____

99.2	D&E/Conestoga Transaction Presentation